EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 8, 1996, March 31, 1997, July 11, 1997, and August 1, 1997 in PalEx, Inc.'s Post Effective Amendment No. 1 to Form S-1 (Registration No. 333-28027) and our reports dated July 11, 1997 and August 1, 1997 in PalEx, Inc.'s Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on October 15, 1997, and to all references to our Firm included in this registration statement.



                                                   ARTHUR ANDERSEN LLP

Houston, Texas
March 18, 1998